EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Resignation of Director

Coeur d’Alene, Idaho – April 29, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announces that Mr. William M. Sheriff has resigned from the Company’s Board of Directors effective April 26, 2016.  Mr. Sheriff indicated that his resignation was due to the significant demands on his time from his other obligations.   He expressed confidence in Timberline’s leadership and projects, and he further indicated that he intends to remain a large shareholder of Timberline.

Mr. Leigh Freeman has been appointed to succeed Mr. Sheriff as the Chairman of Timberline’s Board of Directors.  Mr. Freeman has been a director of Timberline for over three years and has over 35 years of mining industry experience in a variety of technical, managerial and executive positions with junior and senior mining and service companies, including Co-Founder of Orvana Minerals and Chief Geophysicist at Placer Dome.  He is currently self-employed as a consultant and serves in leadership roles for the Society of Mining Engineers, and as an Advisor to Montana Tech, University of Arizona, and South Dakota School of Mines.

Steve Osterberg, Timberline’s President and Chief Executive Officer, commented, “On behalf of the Board of Directors, I would like to thank Bill for his contributions and insight during his service as Chairman of the Board and wish him well in his current and future endeavors.  We would also like to thank Leigh for his continued involvement and guidance and for accepting the Chairman’s role”.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding Mr. Sheriff’s stock position, the Company’s shareholders, leadership and projects, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe,"

"estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2015.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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